EXHIBIT 99.1

                                VSB Bancorp, Inc.
                    Fourth Quarter 2006 Results of Operations

Contact Name:
Ralph M. Branca
Executive Vice President
(718) 979-1100

Staten Island, N. Y. --January 24, 2007. VSB Bancorp, Inc. (NASDAQ OTCBB: VSBN) reported quarterly net income of $723,783 for the fourth quarter of 2006, a 12.1% increase from the fourth quarter of 2005. The following unaudited figures were released today. Pre-tax income was $1,354,833 in the fourth quarter of 2006 as compared to $1,208,360 for the fourth quarter of 2005, an increase of $146,473, or 12.1%. Net income was $723,783, or basic income of $0.40 per common share, as compared to a net income of $645,602, or $0.36 basic income per common share, for the quarter ended December 31, 2005. All per share data have been adjusted for the 5-for-4 stock split, in the form of a 25% stock dividend, paid on May 18, 2006, to stockholders of record on May 3, 2006.

The $78,181 increase in net income was a result of a decrease in the provision for loan loss of $95,000 and an increase in non-interest income of $63,847, which was partially offset by an increase in income tax expense of $68,292. The decrease in the provision for loan loss was a result of the decrease of $7.5 million in the loan portfolio from yearend 2005, net recoveries of loans previously charged-off of $40,526 and a decrease in the level of non-performing loans. The increase in non-interest income was a result of increased service charges on deposits, which consist principally of non-sufficient funds fees. Total assets were $211.9 million at December 31, 2006, a decrease of $3.9 million, or 1.8%, from December 31, 2005. Other assets increased $1.9 million due primarily to the construction in progress for our new main office building at 4142 Hylan Boulevard in Great Kills. Total deposits were $186.7 million at December 31, 2006, a decrease of $6.6 million, or 3.4%, during the year ended 2006. The balance sheet includes the effects of adopting SEC Staff Accounting Bulleting Number 108. The Bancorp's Tier 1 capital ratio of 10.98% includes, the effect, as Tier 1 capital, of $5.0 million (25% of its Tier 1 capital) from the proceeds of a $5 million trust preferred securities issuance in August 2003.

Average interest-earning assets were reduced by $4.7 million and average investment securities increased by $9.3 million from the fourth quarter of 2005 to the fourth quarter of 2006. Average demand deposits, an interest free source of funds for the Bancorp to invest, were approximately 36% of average total deposits for the fourth quarters of both 2006 and 2005. Average time deposits grew by $3.1 million from the fourth quarter of 2005. The Company's interest rate spread and interest rate margin were 3.68% and 4.67%, respectively, for the quarter ending December 31, 2006 as compared to 3.94% and 4.61%, respectively, for the quarter ended December 31, 2005. Non-interest income increased $63,847 or 13.6%, to $532,214, in the fourth quarter of 2006. Non-interest expenses totaled $1.7 million, relatively stable from the fourth quarter of 2005. The slight increase in non-interest expenses resulted from an increase of $35,538 in occupancy expenses due to pre-opening expenses for a new branch in Great Kills and an increase in other non-interest expenses of $43,062, mostly due to expenses of operating our Rosebank branch, which opened in April 2006. The increase was partially offset by a $38,866 decrease in salary expense, primarily due to the reversal of SAR compensation expense (as the price of the Company's common stock was lower at year end 2006 than year end 2005), a decrease in legal fees of $ 29,992 due to a reduction in expenses on various legal matters and a decrease in professional fees of $20,000, due to the adjustment of current year accruals.

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Pre-tax income grew to $4,765,867 for the year ended of 2006, compared to
$4,806,903 for 2005, a decrease of $41,036, or 0.9%. Net income for the year ended December 31, 2006 was $2,545,593, or basic income of $1.40 per common share, as compared to a net income of $2,567,429, or basic income of $1.42 per common share, for the year ended December 31, 2005. The $21,836 reduction in net income was primarily attributable to an increase in non-interest expense of $423,968 and a decrease in non-interest income of $176,482, which were partially offset by an increase in net interest income of $554,414, a decrease in income tax expense of $19,200 (as pre-tax income decreased) and a $5,000 in a credit provision for loan losses in 2006.

Merton Corn, President and CEO of VSB Bancorp, Inc., stated, "2006 was difficult climate for our Company, and yet we were able to keep our earnings at approximately the 2005 level. The current softening of the real estate market makes loan generation more difficult, which restrains the growth of our earnings." Joseph J. LiBassi, VSB Bancorp, Inc.'s Chairman, stated "Our earnings per share were $0.40 for the fourth quarter of 2006, our Return on Assets was 1.25% and our Return on Equity was 15.91% for this quarter. We look forward to opening our new main office in Great Kills, which will be equipped with a natural gas powered generator. This generator will allow us to be fully functional in case of another power blackout. We are continually looking for additional ways of providing the highest quality service to our customers and thereby enhancing our reputation as the Island's premier business bank."

VSB Bancorp, Inc. is the one-bank holding company for Victory State Bank. Victory State Bank, a Staten Island based commercial bank, which commenced operations on November 17, 1997. The Bank's initial capitalization of $7.0 million was primarily raised in the Staten Island community. The Bancorp's total equity has increased to $17.7 million since the Bank was formed, primarily through the retention of earnings. The Bank operates five full service locations in Staten Island: the main office in the Oakwood Heights Shopping Center, and branches on Forest Avenue, Hyatt Street, Hylan Boulevard and now on Bay Street. In February 2007, we expect to open our next location at 4142 Hylan Boulevard in the Great Kills section of Staten Island and designate it as our main and principal office. We will also close our former main office in the Oakwood Heights Shopping Center.

FORWARD LOOKING STATEMENTS

         This release contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to adverse changes in local, regional or national economic conditions, fluctuations in market interest rates, changes in laws or government regulations, changes in customer preferences, and changes in competition within our market area. When used in this release or in any other written or oral statements by the Company or its directors, officers or employees, words or phrases such as "will result in," "management expects that," "will continue," "is anticipated," "estimate," "projected," or similar expressions, and other terms used to describe future events, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date of the statement. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under the PSLRA's safe harbor provisions.

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                                VSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                                December 31, 2006
                                   (unaudited)

                                                            December 31,     December 31,
                                                               2006             2005
                                                           -------------    -------------
Assets:

 Cash and cash equivalents                                 $  25,363,069    $  31,324,147
 Investment securities, available for sale                   113,770,611      106,023,293
 Loans receivable                                             66,410,677       73,944,105
  Allowance for loan loss                                     (1,128,824)      (1,153,298)
                                                           -------------    -------------
    Loans receivable, net                                     65,281,853       72,790,807
 Bank premises and equipment, net                              1,554,363        1,441,087
 Accrued interest receivable                                     805,681          728,627
 Deferred taxes                                                2,030,647        2,298,195
 Other assets                                                  3,078,535        1,169,556
                                                           -------------    -------------
      Total assets                                         $ 211,884,759    $ 215,775,712
                                                           =============    =============

Liabilities and stockholders' equity:

Liabilities:
 Deposits:
    Demand and checking                                    $  67,371,582    $  66,692,436
    NOW                                                       19,935,769       23,574,056
    Money market                                              18,359,007       20,177,240
    Savings                                                   12,526,485       14,809,010
    Time                                                      68,229,244       67,731,273
                                                           -------------    -------------
      Total Deposits                                         186,422,087      192,984,015
 Escrow deposits                                                 261,063          267,144
 Subordinated debt                                             5,155,000        5,155,000
 Accounts payable and accrued expenses                         2,306,312        2,553,208
                                                           -------------    -------------
     Total liabilities                                       194,144,462      200,959,367
                                                           -------------    -------------

Employee Stock Ownership Plan Repurchase Obligation              399,026          284,938

Stockholders' equity:
 Common stock, ($.0001 par value, 3,000,000
   shares authorized, 1,891,759 issued and
   outstanding at December 31, 2006 and 1,509,822 issued
   and outstanding at December 31, 2005)                             189              151
 Additional paid in capital                                    8,667,665        8,742,673
 Retained earnings                                            11,293,200        8,621,693
 Unallocated ESOP shares                                      (1,239,905)      (1,408,983)
 Accumulated other comprehensive loss, net
   of taxes of $1,203,679 and $1,242,278,
   respectively                                               (1,379,878)      (1,424,127)
                                                           -------------    -------------
     Total stockholders' equity                               17,341,271       14,531,407
                                                           -------------    -------------
      Total liabilities and stockholders'
        equity                                             $ 211,884,759    $ 215,775,712
                                                           =============    =============
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                                VSB Bancorp, Inc.
                      Consolidated Statements of Operations
                                December 31, 2006
                                   (unaudited)

                                        Three months     Three months         Year             Year
                                            ended            ended            ended            ended
                                        Dec. 31, 2006    Dec. 31, 2005    Dec. 31, 2006    Dec. 31, 2005
                                        -------------    -------------    -------------    -------------
Interest and dividend income:
 Loans receivable                       $   1,683,412    $   1,634,396    $   6,985,200    $   5,828,338
 Investment securities                      1,338,571        1,155,234        5,201,089        4,870,635
 Other interest earning assets                292,987          269,223          887,663          585,512
                                        -------------    -------------    -------------    -------------
     Total interest income                  3,314,970        3,058,853       13,073,952       11,284,485

Interest expense:
 NOW                                           30,461           26,269          107,973          104,620
 Money market                                  88,047           68,138          352,956          229,906
 Savings                                       22,428           19,838           85,413           79,073
 Subordinated debt                             89,040           89,040          356,159          356,159
 Other interest expense                            --               --            1,112               --
 Time                                         654,041          419,263        2,301,764        1,200,566
                                        -------------    -------------    -------------    -------------
     Total interest expense                   884,017          622,548        3,205,377        1,970,324

Net interest income                         2,430,953        2,436,305        9,868,575        9,314,161
Provision (benefit) for loan loss             (65,000)          30,000          (65,000)         (60,000)
                                        -------------    -------------    -------------    -------------
    Net interest income
       after provision for loan loss        2,495,953        2,406,305        9,933,575        9,374,161

Non-interest income:
 Loan fees                                     19,754           12,523           77,027           92,531
 Service charges on deposits                  441,683          390,419        1,585,127        1,685,198
 Net rental income                              9,138            7,229           16,970          177,963
 Other income                                  61,639           58,196          262,034          161,948
                                        -------------    -------------    -------------    -------------
     Total non-interest income                532,214          468,367        1,941,158        2,117,640

Non-interest expenses:
 Salaries and benefits                        909,538          948,404        3,820,566        3,780,485
 Occupancy expenses                           287,450          251,912        1,101,824          976,949
 Legal expense                                 25,754           55,746          305,333          173,178
 Professional fees                             25,000           45,000          161,000          222,000
 Computer expense                              67,356           64,401          259,592          241,396
 Directors fees                                54,550           40,225          221,950          167,050
 Other expenses                               303,686          260,624        1,238,601        1,123,840
                                        -------------    -------------    -------------    -------------
     Total non-interest expenses            1,673,334        1,666,312        7,108,866        6,684,898

       Income before income taxes           1,354,833        1,208,360        4,765,867        4,806,903
                                        -------------    -------------    -------------    -------------
Provision (benefit) for income taxes:
 Current                                      556,412          573,274        2,101,161        2,238,114
 Deferred                                      74,638          (10,516)         119,113            1,360
                                        -------------    -------------    -------------    -------------
     Total provision for income taxes         631,050          562,758        2,220,274        2,239,474

              Net income                $     723,783    $     645,602    $   2,545,593    $   2,567,429
                                        =============    =============    =============    =============
Basic income per common share           $        0.40    $        0.36    $        1.40    $        1.42
                                        =============    =============    =============    =============
Diluted net income per share            $        0.38    $        0.35    $        1.36    $        1.38
                                        =============    =============    =============    =============
Book value per common share             $        9.38    $        7.85    $        9.38    $        7.85
                                        =============    =============    =============    =============
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